[Gerber G Logo here]  GERBER SCIENTIFIC, INC.

               SUPPLEMENT TO PROXY STATEMENT DATED AUGUST 14, 1996

TO OUR SHAREHOLDERS:

     This notice supplements the Proxy Statement dated August 14, 1996 which was mailed to you recently. In the Proxy Statement, the Company reported to you that Mr. H. Joseph Gerber, the founder of the Company and a Director, passed away on August 8, 1996. Mr. Gerber had been a Class III Director and prior to his death, had been nominated for reelection to the Board of Directors at the 1996 Annual Meeting of Shareholders.

     On August 28, 1996, the Board of Directors appointed David J. Logan as a Director to fill the vacancy resulting from Mr. Gerber's death. Mr. Logan has also been nominated for election as a Class III Director at the Annual Meeting of Shareholders to be held on Friday, September 27, 1996, at 2:30 p.m., Eastern Daylight Saving Time, at the Sheraton Hotel at Bradley International Airport, Windsor Locks, Connecticut. The following information is provided for Mr. Logan, who, if elected, will serve for a term expiring at the 1999 annual meeting.


ADDITIONAL NOMINEE FOR DIRECTOR TO BE ELECTED AT THE 1996 ANNUAL MEETING (CLASS III)

     David J. Logan, 63, was appointed a Director of the Company by the Board of Directors effective August 28, 1996. Mr. Logan was a Director of the Company from 1988 to 1989, and previously held the positions of Senior Vice President, Engineering of the Company and President of the Company's wholly owned subsidiary Gerber Scientific Products, Inc., until his early retirement from the Company in 1990. Mr. Logan was also a founder of Gerber Optical, Inc., another wholly owned subsidiary of the Company. Mr. Logan was an employee of the Company for 36 years prior to his retirement and served in a number of senior management and technical positions in his career with the Company. Since his retirement in 1990, Mr. Logan has continued to serve as a Director of Gerber Scientific Products, Inc. and Gerber Optical, Inc., and as an independent technical consultant to the Company. In fiscal year 1996, Mr. Logan received $110,823 in consulting fees and expenses from the Company, in addition to retirement benefits pursuant to the terms of the Company's Pension Plan. Mr. Logan owns 682 shares of common stock in the Company.

     This nomination is in addition to the nomination of A. Robert Towbin for reelection as a Class III Director of the Company as described in the Proxy Statement dated August 14, 1996.

     Enclosed is a new form of PROXY, colored with a blue stripe, to enable each holder of common stock of the Company to vote for the election of Mr. Logan to the Company's Board of Directors. We urge you to date, sign, and return this new form of PROXY in the envelope provided, at your earliest convenience, even if you have executed and returned the original proxy circulated with the form of Proxy Statement dated August 14, 1996. Any shareholder executing a proxy may revoke it at any time before it is voted at the annual meeting, provided that written notice of such revocation or a properly executed proxy bearing a later date shall have been received by the Company's Secretary prior to its exercise.

                                        By Order of the Board of Directors

                                        /s/David J. Gerber
                                        David J. Gerber
                                        Secretary

Dated at South Windsor, Connecticut,
this 9th day of September, 1996
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                            GERBER SCIENTIFIC, INC.

                  NEW PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING SEPTEMBER 27, 1996

     The undersigned shareholder(s) of Gerber Scientific, Inc. hereby appoint(s) George M. Gentile and Stanley Simon, and each of them, with full and individual power of substitution, proxies and attorneys, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Gerber Scientific, Inc. which the undersigned shareholder(s) is/are entitled to vote at the Annual Meeting of Gerber Scientific, Inc., to be held at the Sheraton Hotel at Bradley International Airport, Windsor Locks, Connecticut, on September 27, 1996, at 2:30 p.m., Eastern Daylight Saving Time, and at any adjournment thereof, with all powers which the undersigned shareholder(s) would possess if personally present, for the election of the Class III Directors and upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

                               (To be signed, dated, and voted on reverse side)

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This proxy, when properly executed, will be voted            Please mark    [x]
in the manner directed herein by the undersigned.            your vote as
If no direction is made, this proxy will be VOTED FOR:       indicated in
                                                             this example

1. Election of the Class III Directors: A. Robert Towbin and David J. Logan

    FOR all nominees            WITHHOLD            (Instruction: To withhold
  listed above (except          AUTHORITY           authority to vote for an
    as stated to the         to vote for the        individual nominee, write
   contrary herein).      nominees listed above.    that nominee's name on the
                                                    line provided below.
     [____]                     [____]              __________________________


                The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated August 14, 1996, and the Supplement to the Proxy Statement dated September 9, 1996.

                Dated: __________________________________________, 1996

                Signed:________________________________________________

                _______________________________________________________

                Please date and sign exactly as names(s) appear(s) on Proxy. Joint owners should both sign. Executors, Administrators, Trustees, etc. should so indicate when signing. Corporations should show full corporate name and title of signing officer. Partnerships should show full partnership name and be signed by an authorized person.

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